Exhibit 99.1

Syndax Pharmaceuticals Appoints Daphne Karydas as Chief Financial Officer

- Richard P. Shea to Retire as Chief Financial Officer -

WALTHAM, Mass., July 7, 2020 -- Syndax Pharmaceuticals, Inc. ("Syndax," the "Company" or "we") (Nasdaq:SNDX), a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced the appointment of Daphne Karydas as Chief Financial Officer, effective July 13, 2020. Ms. Karydas, who brings to Syndax nearly 20 years of financial experience in the biopharmaceutical industry, most recently served as Senior Vice President of Corporate Financial Planning & Analysis and Strategy at Allergan, where she oversaw the company’s long-term financial and business strategy. She will succeed Richard P. Shea, who will be retiring from his role as Syndax’s Chief Financial Officer.

“It is my pleasure to welcome Daphne to the Syndax team at this exciting juncture for the Company, with key readouts expected in the fourth quarter of this year from both our SNDX-5613 and axatilimab programs,” said Briggs W. Morrison, M.D., Chief Executive Officer of Syndax. “Her extensive experience in a range of financial-focused roles in the biopharmaceutical industry and proven skillset in developing and executing on long-term growth strategies will be invaluable as we continue to strive toward our goal of bringing novel therapies to patients in areas of high unmet need. I would like to thank Rick for his contributions and commitment to Syndax over the years, both in his role as Chief Financial Officer and as a prior member of the Board of Directors.”

“With a promising pipeline poised to address some of the most underserved therapeutic areas, I believe Syndax is well positioned to create tremendous value,” said Ms. Karydas. “I look forward to bringing my own unique perspective and industry acumen to this experienced leadership team and contributing to the Company’s mission of realizing a future in which people with cancer live longer and better than ever before.”

Ms. Karydas joined Allergan in 2017 as Senior Vice President of Global Investor Relations and Strategy, leading engagement with the investment community and business strategy development. Prior to joining Allergan, she served as Executive Director and Senior Healthcare Analyst at J.P. Morgan Asset Management. Previously, she was a Portfolio Manager and Senior Healthcare Analyst at The Boston Company Asset Management, a BNY Mellon company. Earlier, Ms. Karydas was a Vice President at Goldman Sachs Asset Management focused on healthcare, as well as a member of Goldman Sachs’ healthcare investment banking team. Before joining Goldman Sachs, she was a Project Chemical Engineer at Merck & Co. where she focused on process development for novel vaccines. Ms. Karydas received a B.A. and M.S. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

About Syndax Pharmaceuticals, Inc.

Syndax Pharmaceuticals is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. The Company's pipeline includes SNDX-5613, a highly selective inhibitor of the Menin–MLL binding interaction, axatilimab, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, and entinostat, a class I HDAC inhibitor. For more information, please visit www.syndax.com or follow the Company on Twitter and LinkedIn.

Exhibit 99.1

Syndax’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials and the reporting of clinical data for Syndax's product candidates, and the potential use of our product candidates to treat various cancer indications. Many factors may cause differences between current expectations and actual results including unexpected safety or efficacy data observed during preclinical or clinical trials, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the COVID-19 pandemic may disrupt our business and that of the third parties on which we depend, including delaying or otherwise disrupting our clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity, failure of Syndax's collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contacts

Investor Contact

Melissa Forst

Argot Partners

melissa@argotpartners.com

Tel 212.600.1902

Media Contact
Ted Held
ted.held@gcihealth.com
Tel 212.798.9842

SNDX-G